                                SAMPLE FORM OF
                                PROMISSORY NOTE

$X                                                                   DATE,  2001

FOR VALUE RECEIVED, RRUN VENTURES NETWORK, INC., a Nevada corporation ("Maker"), promises to the pay to the order of Edwin Kwong ("Payee") the sum of U.S.$X (the "Principal Amount"). This Note is non-interest bearing and payable one year from the date hereof. All payments hereunder shall be made to such address as may from time to time be designated by the Payee. The Principal Amount may be prepaid, at any time, in whole or in part, by the Maker without penalty. Any portion of the Principal Amount paid prior to the Due Date shall be subject to the conversion rights set forth in the next paragraph immediately prior to the payment thereof and Payee shall be given due opportunity to exercise such right.

Upon Payee's request, Maker shall convert $X of the Principal Amount or any Portion thereof into common shares of the Maker at the conversion rate of $X Per share. This right of conversion may not be requested by the Payee prior to DATE.

The Payee may assign all of its right, title and interest in, to and under this promissory note.

In the event Maker does not pay the Principal Amount on a timely basis, Maker shall pay all reasonable attorney fees and costs of collection.

The Maker and all other parties to this Note, whether as endorsers, guarantors or sureties (collectively the "Bound Parties"), agree to remain fully bound until this Note shall be fully paid and waive demand, presentment and protest and all notices hereto and further agree to remain bound notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change in terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the Bound Parties.


RRUN  VENTURES  NETWORK,  INC.


_________________________________
By:  ______________________________
Its:  ______________________________